Exhibit 99
PRESS RELEASE
FOR IMMEDIATE RELEASE

Date:	January 30, 2007
Company:	Central Federal Corporation
2923 Smith Road
Fairlawn, Ohio 44333
Contact:	Mark S. Allio
Chairman, President and CEO
Phone:	330.576.1334	Fax: 330.666.7959
Central Federal Corporation Announces Date for Annual Meeting
Fairlawn, Ohio – January 30, 2007 – Central Federal Corporation (NASDAQ: CFBK) announced today that its Annual Meeting of shareholders will be held on May 17, 2007 at the Fairlawn Country Club, 200 North Wheaton Road, Fairlawn, Ohio at 10:00 AM. The record date for shareholders eligible to vote at the meeting is April 6, 2007.
About Central Federal Corporation and CFBank
Central Federal Corporation is the holding company for CFBank, a federally chartered savings association formed in Ohio in 1892. CFBank has four full-service banking offices in Fairlawn, Calcutta, Columbus and Wellsville, Ohio and a residential mortgage loan origination office in Akron, Ohio. Additional information about mortgage loans, home equity loans, commercial loans and other services is available at www.CFBankOnline.com.
Statements contained in this release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cautions that such statements necessarily are based on certain assumptions which are subject to risks and uncertainties, including, but not limited to, changes in general economic and market conditions. Further information on these risk factors is included in the Company’s filings with the Securities and Exchange Commission.